EXHIBIT 4.1

                              SUNPHARM CORPORATION

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. UNLESS THEY ARE SOLD PURSUANT TO RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT, THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                                     Form of
                             Stock Purchase Warrant
                             ----------------------

         This Stock Purchase Warrant (this "Warrant"), issued this ____ day of _________, 1996, by SunPharm Corporation, a Delaware corporation (the "Company"), to _____________________ (the "Holder"), whose address is
________________________________________________________.

                              W I T N E S S E T H:

                  1. Issuance of Warrant; Term. For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder, subject to the provisions hereinafter set forth, the right to purchase ______ shares of Common Stock $.0001 par value per share, of the Company (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time on or before 5:00 p.m. (New York City time) on May ___, 2000, subject to the terms of Section 4.

                  2. Exercise Price. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $5.50 after the execution of this Warrant until the first anniversary hereof, $6.50 after the first anniversary hereof until the second anniversary hereof and $7.50 for the remainder of the term (hereinafter referred to as the "Exercise Price").

                  3.       Exercise.

                  (a) This Warrant may be exercised by Holder in whole or in part, upon delivery of written notice of intent to the Company at the address of the Company set forth below its signature below or such other address as the Company shall designate in written notice to Holder, together with this Warrant and payment (in the manner described in Section 3(b) below) for the aggregate Exercise Price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable execute and deliver to Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and number of whole Shares for which this Warrant is being executed in such names and denominations as are requested by Holder. If this Warrant shall be exercised with respect to less than all of the shares, Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.

                  (b) Payment for the Shares to be purchased upon exercise of this Warrant may be made by the delivery of a certified or cashier's check payable to the Company for the aggregate Exercise Price of the Shares to be purchased.

                  4.       Call Feature.

                  (a) In the event that the closing bid price of the Company's Common Stock on the Nasdaq Small Cap Market equals or exceeds, for a period of twenty consecutive trading days after the expiration of the first anniversary date of this Warrant, $8.50 per share until the day preceding the second anniversary of the date of this Warrant, $9.50 per share from the second anniversary of the date of this Warrant until the day preceding the third anniversary of the date of this Warrant, and $10.50 per share thereafter, the Company may call this Warrant, in whole or in part, at a price of $.01 per share of Common Stock subject to the Warrant (the "Call Price"), ending within five
(5) days from the date notice of call is given pursuant to Section 4(b) hereof.

                  (b) Notice of any proposed call for this Warrant shall be given by the Company by mailing a copy of such notice by first class mail, postage prepaid, not less than 30 nor more than 90 calendar days prior to the date fixed for the call (the "Call Date") to the Holder of Record of the Warrant at his address appearing on the books of the Company. On the Call Date, the Company shall pay the Holder of this Warrant the Call Price applicable to the number of shares subject to such notice of call at which time this Warrant shall terminate and Holder shall have no further rights hereunder, except to the extent that the Holder has previously exercised this Warrant pursuant to Section 4(c) below.

                  (c) In the event that notice of call has been given pursuant hereto, the Holder of this Warrant may, pursuant to the provisions of Section 3 hereof, elect to exercise the Warrant for which notice of call has been given at any time on or prior to the tenth calendar day immediately preceding the Call Date.

                  (d) Under no circumstances shall the Company be able to exercise its rights under this Section 4 unless it has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock which may be acquired upon exercise hereof.

          5. Covenants and Conditions. The above provisions are subject to the following:

          (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws ("Blue Sky Laws"). This Warrant and the Shares have been acquired for investment purposes and not with a view to distribution or resale and the Shares may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred without an effective registration statement therefor under the Act and such applicable Blue Sky Laws or an opinion of counsel (which opinion and counsel rendering same shall be reasonably acceptable to the Company) that registration is not required under the Act and under any applicable Blue Sky Laws. The certificates representing the Shares shall bear substantially the following legend:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (III) IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) REGISTRATION UNDER THE LAW OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

Other legends as required by applicable federal and state laws may be placed on such certificates. Holder and the Company agree to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect compliance of the issuance of this Warrant and any Shares issued upon exercise hereof with applicable federal and state securities laws.

          (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.

          6. Warrant Holder not Stockholder. This Warrant does not confer upon Holder any right whatsoever as a stockholder of the Company.

                  7.       Certain Adjustments.

                  7.1 Capital Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein), a share exchange (subject to and duly approved by the stockholders of the Company) or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, share exchange, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, share exchange, merger, consolidation or sale, to which Holder would have been entitled under the provisions of the agreement in such reorganization, share exchange, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, share exchange, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, share exchange, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of the Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  7.2 Splits and  Subdivisions.  In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of the Shares shall be appropriately increased in proportion to such increase of outstanding shares.

                  7.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock , the Exercise Price shall be appropriately increased and the number of the Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

                  7.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 7.2, then, in each such case for the purpose of this Section 7.4, upon exercise of this Warrant,

Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  7.5 Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to Holder. The Company will, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a certificate setting forth:

                    (a) Such adjustment and readjustments;

                    (b) The Exercise Price at the time in effect; and

                    (c) The number of Shares and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

                  7.6      Notices of Record Date, etc.  In the event of:

                  (a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation, share exchange or merger involving the Company; or

                  (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to Holder at least 20 days prior to the earliest date specified therein, a notice specifying:

                           (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                           (ii) The date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

                    8. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    9. Split-Up, Combination, Exchange and Transfer of Warrants. Subject to and limited by the provisions of Section 5(a) hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms and entitling the Holder to purchase a like aggregate number of Shares. If the Holder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

                    10. Successors and Assigns. All the covenants and provisions of this Warrant shall bind and inure to the benefit of successors and assigns of the Company and the Holder.

                    11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida, except for the conflicts of laws principles thereof.

                    IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be executed and delivered by its duly authorized officer as of the date first above written.

                                       SUNPHARM CORPORATION


                                       By:
                                           -----------------------------
                                               Stefan Borg, President

                                       Address:  4651 Salisbury Road, Suite 205
                                                 Jacksonville, Florida 32256